UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2021

Invesco Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-13908	98-0557567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, N.E., Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

(404) 892-0896

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.20 par value	IVZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On September 7, 2021, Invesco Ltd. (the “Company”) increased the size of its Board of Directors (the “Board”) from twelve to thirteen directors and appointed Mr. Christopher C. Womack as a Director effective as of October 13, 2021. The Board has appointed Mr. Womack as a member of each of the Audit, Compensation and Nomination and Corporate Governance committees effective concurrently with the commencement of his Board service.

Mr. Womack is the chairman, president and CEO of Georgia Power Company, a subsidiary of the Southern Company, one of the nation’s leading energy providers. Prior to being named to his current role in 2021, he served as executive vice president and president of external affairs for the Southern Company where he led overall external positioning and branding efforts. Mr. Womack joined the Southern Company in 1988 and has held several leadership positions within the Southern Company and its subsidiaries. He has served as executive vice president of external affairs at Georgia Power Company and senior vice president and senior production officer of Southern Company Generation, where he was responsible for generation for Georgia Power Company and Savannah Electric. He also served as senior vice president of human resources and chief people officer at the Southern Company. Mr. Womack is a member of the board of directors of Essential Utilities, Inc. He holds a bachelor’s degree from Western Michigan University and a master’s degree from American University.

The Board has determined that Mr. Womack is (i) an independent director under the New York Stock Exchange listing standards; (ii) meets the standards for independence and financial acumen for members of the Audit Committee under the New York Stock Exchange listing standards and (iii) satisfies the standards for independence for members of the Compensation Committee under the New York Stock Exchange listing standards.

Mr. Womack will receive the same compensation from the Company as the other non-employee members of the Board of Directors.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on September 7, 2021 announcing the appointment of Mr. Womack, which is furnished as Exhibit 99.1.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Subject Matter

99.1	Press release dated September 7, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Ltd.

By:	/s/ Robert H. Rigsby
Robert H. Rigsby Managing Director – Corporate Legal and Assistant Secretary

Date: September 7, 2021